Exhibit 99.1

Contact:	Tim Adams, Chief Financial Officer
Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 508-263-8765
www.cytyc.com

Stephanie Carrington
The Ruth Group: 646-536-7017

Shanti Skiffington/Wendy Ryan
Schwartz Communications: 781-684-0770

CYTYC ACQUIRES ADEZA BIOMEDICAL CORPORATION

Marlborough, Mass., April 3, 2007 – Cytyc Corporation (Nasdaq: CYTC) today announced that its wholly-owned subsidiary, Augusta Medical Corporation, merged with and into Adeza Biomedical Corporation (Nasdaq: ADZA), with Adeza continuing as the surviving corporation and a wholly-owned subsidiary of Cytyc. The merger of Augusta and Adeza was consummated effective as of 10:36 a.m., New York City time, on April 2, 2007 without a meeting of the stockholders of Adeza in accordance with the Delaware General Corporation Law. In connection with the merger, Adeza’s name was changed to Cytyc Prenatal Products Corp. As a result of the merger, all remaining outstanding shares of Adeza common stock were converted into the right to receive $24.00 per share in cash, without interest, other than shares held by Cytyc or any of its subsidiaries or shares held by Adeza stockholders who perfect their rights to appraisal in accordance with the Delaware General Corporation Law.

Patrick J. Sullivan, Cytyc’s chairman, president, and chief executive officer, commented, “This acquisition represents another significant milestone for Cytyc as we expand our leadership in women’s health to include maternal-fetal care. The FullTerm™ Fetal Fibronectin Test offers clear clinical and cost benefits for the assessment of preterm birth and provides another excellent addition to our growing product portfolio.

Mr. Sullivan added, “As previously stated, we expect this acquisition to be break-even to earnings in 2007 and at least $0.05 accretive to 2008 diluted earnings per share. We welcome Adeza’s employees to the Cytyc family and look forward to working with our new colleagues to continue to deliver best in class products and service to Adeza’s and Cytyc’s customers.

Cytyc Corporation is a diversified diagnostic and medical device company that designs, develops, manufactures, and markets innovative and clinically effective diagnostic and surgical products. Cytyc’s products cover a range of cancer and women’s health applications, including cervical cancer screening, treatment of excessive menstrual bleeding, radiation treatment of early-stage breast cancer, and radiation treatment of patients with malignant brain tumors.

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Cytyc Acquires Adeza Biomedical Corporation

Cytyc is traded on The NASDAQ Global Select Market under the symbol CYTC. Cytyc is a registered trademark of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to the expected benefits of the transaction, Cytyc’s future financial condition, operating results and economic performance, and management’s expectations regarding key customer relationships, future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions of Cytyc and Adeza that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, the successful integration of Adeza into Cytyc’s business subsequent to the closing of the transaction, dependence on key personnel and customers as well as reliance on proprietary technology, uncertainty of product development efforts and timelines, management of growth, product diversification, and organizational change, entry into new market segments domestically, such as pharmaceuticals, and new markets internationally, risks associated with litigation, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and healthcare reimbursement policies in the United States and abroad, introduction of technologies that are disruptive to Cytyc’s business and operations, the potential consequences of the Cytyc Audit Committee’s voluntary review of circumstances relating to certain employee stock option exercises, including the impact of the expected restatement of Cytyc’s financial statements, the associated costs and expenses, and any regulatory review or litigation relating to such matters, the impact of new accounting requirements and governmental rules and regulations, as well as other risks detailed in Cytyc’s and Adeza’s filings with the SEC, including those under the heading “Risk Factors” in Cytyc’s 2006 Annual Report on Form 10-K and Adeza’s 2006 Annual Report on Form 10-K, all as filed with the SEC. Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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